                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 854-8319


                        AEHR TEST SYSTEMS REPORTS
                  THIRD QUARTER RESULTS FOR FISCAL 2007

Fremont, CA (March 27, 2007) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter of fiscal 2007 ended February 28, 2007.

Net sales were $5.7 million in the third quarter of fiscal 2007, a decline of 10.0% from $6.3 million in the third quarter of fiscal 2006. Aehr Test reported net income of $265,000, or $0.03 per diluted share, in the third quarter of fiscal 2007, compared with net income of $360,000, or $0.05 per diluted share, in the third quarter of fiscal 2006. Net income excluding stock compensation expense of $171,000 was $433,000, or $0.05 per diluted share, in the third quarter of fiscal 2007. The Company did not record stock compensation expense prior to fiscal 2007. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three and nine months ended February 28, 2007.

"The demand for our new FOX TM -1 full wafer parallel tester continues to grow, as evidenced by the $8 million in follow-on orders that we announced today," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Since the beginning of fiscal 2007, we have announced more than $18 million in orders for FOX-1 testers and WaferPak contactors, which has driven strong growth in our backlog. All of our FOX family of testers are 300mm wafer ready, and we expect this capability will have a positive impact on our ability to penetrate additional IC manufacturers in the future."

Net sales were $19.1 million in the first nine months of fiscal 2007, compared with $16.8 million in the first nine months of fiscal 2006. Net income for the nine months ended February 28, 2007 was $1.5 million, or $0.18 per diluted share, compared with net income of $282,000, or $0.04 per diluted share, in the same period of the prior fiscal year.

At February 28, 2007, cash and cash equivalents and short-term investments were $10.1 million. Aehr Test closed the third quarter of fiscal 2007 with no outstanding debt and shareholders' equity of $21.5 million, or $2.76 per share outstanding, at February 28, 2007.



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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2007
March 27, 2007
Page 2 of 5

Commenting on the outlook for the fourth quarter of fiscal 2007, Gary Larson, vice president and chief financial officer of Aehr Test Systems, said, "Based on our solid backlog of FOX products and the number of systems and contactors scheduled to ship in the fourth quarter, we expect net sales and net income to increase in the fourth quarter, exceeding the levels of the fourth quarter of fiscal 2006."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 27, 2007 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2007 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report, 10-Q report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]


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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2007
March 27, 2007
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Income
                      (in thousands, except per share data)
                                  (Unaudited)

                                       Three Months Ended   Nine Months Ended
                                           February 28,        February 28,
                                       --------- --------- --------- --------
                                          2007      2006      2007      2006
                                       --------- --------- --------- --------
Net sales.............................    $5,687    $6,318   $19,072  $16,781
Cost of sales.........................     2,369     3,780     9,542    9,350
                                       --------- --------- --------- --------
Gross profit..........................     3,318     2,538     9,530    7,431
                                       --------- --------- --------- --------
Operating expenses:
  Selling, general and administrative.     1,619     1,328     4,773    4,322
  Research and development............     1,634     1,015     4,543    3,055
                                       ---------  --------- -------- --------
    Total operating expenses..........     3,253     2,343     9,316    7,377
                                       --------- --------- --------- --------
    Income from operations............        65       195       214       54

Interest income.......................       134        77       390      157
Other income, net.....................        70       102       937      116
                                       --------- --------- --------- --------
    Income before income tax expense..       269       374     1,541      327

Income tax expense ...................         4        14        32       45
                                       --------- --------- --------- --------
    Net income .......................    $  265    $  360   $ 1,509  $   282
                                       ========= ========= ========= ========

Net income per share
    Basic.............................    $ 0.03    $ 0.05   $  0.20  $  0.04
    Diluted...........................    $ 0.03    $ 0.05   $  0.18  $  0.04

Shares used in per share calculations:
    Basic.............................     7,765     7,508     7,732    7,495
    Diluted...........................     8,115     7,550     8,228    7,507





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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2007
March 27, 2007
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                           Three Months Ended Nine Months Ended
                                            February 28, 2007 February 28, 2007
                                           ------------------ -----------------
Net income ................................             $ 265            $1,509

Stock compensation expense.................               171               506
                                           ------------------ -----------------
    Income before income taxes, excluding
       stock compensation expense .........               436             2,015

Income tax expense ........................                 3                 9
                                           ------------------ -----------------
    Net income excluding stock compensation
       expense ............................             $ 433            $2,006
                                           ================== =================

Diluted net income per share excluding
    Stock compensation expense ............             $0.05            $ 0.24
                                           ================== =================



Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current periods. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure). The Company believes net income excluding stock compensation expense is a useful measure that allows investors to draw comparison between net income results reported prior to adoption of SFAS 123R and the current period, which may mask underlying trends and make it difficult to give investors perspective on underlying business results.



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
Aehr Test Systems Reports Third Quarter Results for Fiscal 2007
March 27, 2007
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)
                                       (Unaudited)

                                                           February 28,      May 31,
                                                               2007           2006
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 6,799        $ 9,405
  Short-term investments .............................           3,312          1,600
  Accounts receivable, net  ..........................           6,073          4,531
  Inventories ........................................           7,079          7,242
  Prepaid expenses and other .........................             432            357
                                                           -----------    -----------
      Total current assets ...........................          23,695         23,135

Property and equipment, net ..........................           1,261            959
Goodwill .............................................             274            274
Other assets .........................................             523            525
                                                           -----------    -----------
      Total assets ...................................         $25,753        $24,893
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,416        $ 1,130
  Accrued expenses ...................................           2,369          2,347
  Deferred revenue ...................................             239          2,335
                                                           -----------    -----------
      Total current liabilities ......................           4,024          5,812

Deferred lease commitment ............................             233            264
                                                           -----------    -----------
      Total liabilities ..............................           4,257          6,076
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,798 and 7,630 shares at February 28, 2007
    and May 31, 2006, respectively....................              78             76
  Additional paid-in capital .........................          39,267         38,081
  Accumulated other comprehensive income..............           1,273          1,291
  Accumulated deficit ................................         (19,122)       (20,631)
                                                           -----------    -----------
      Total shareholders' equity .....................          21,496         18,817
                                                           -----------    -----------
      Total liabilities and shareholders' equity......         $25,753        $24,893
                                                           ===========    ===========






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